SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SYNIVERSE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0041666
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

8125 Highwoods Palm Way Tampa, Florida	33647
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐

Securities Act registration statement number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Preferred Share Purchase Rights	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2008, and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
Exhibit 1	Rights Agreement dated as of November 16, 2008, between the Company and American Stock Transfer and Trust Company, LLC, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock, the form of Right Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (1)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-32432), as filed with the Securities and Exchange Commission on November 17, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 19, 2008	SYNIVERSE HOLDINGS, INC.

	By:	/s/ Laura E. Binion
Laura E. Binion
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1	Rights Agreement dated as of November 16, 2008, between the Company and American Stock Transfer and Trust Company, LLC, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock, the form of Right Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (1)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-32432), as filed with the Securities and Exchange Commission on November 17, 2008.

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